UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2019

BCB BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

104-110 Avenue C, Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 823-0700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BCBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2019, BCB Bancorp, Inc. (the “Company”) and BCB Community Bank entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with MFP Partners, L.P. (“MFP”), pursuant to which the Company sold 1,020,408 shares (the “Shares”) of the Company’s common stock, no par value per share, at a purchase price of $12.25 per share to MFP for gross proceeds of approximately $12.5 million (the “Offering”). A copy of the Stock Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The description of the material terms of the Stock Purchase Agreement is qualified in its entirety by reference to such exhibit.

The Shares were registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-219617) which became effective on August 10, 2017 (the “Registration Statement”). The offer and sale of the Shares are described in the Company’s prospectus, constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated December 30, 2019. A copy of the opinion of John J. Brogan, the General Counsel of the Company, relating to the validity of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

5.1	Opinion as to the legality of the Shares
10.1	Stock Purchase Agreement, by and among BCB Bancorp, Inc., BCB Community Bank and MFP Partners, L.P., dated December 30, 2019
23.1	Consent of John J. Brogan, General Counsel of the Company (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BCB BANCORP, INC.

DATE: December 30, 2019	By:	/s/Thomas P. Keating
Thomas P. Keating
Senior Vice President and Chief Financial Officer